As filed with the U.S. Securities and Exchange Commission on July 19, 2017

Registration No. 333-219025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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Osprey Energy Acquisition Corp.

(Exact name of registrant as specified in its charter)

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Delaware	6770	82-0820780
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Telephone: (215) 832-4161

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Jonathan Z. Cohen
Chief Executive Officer
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Telephone: (215) 832-4161

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

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Copies to:

Mark E. Rosenstein, Esq. Ledgewood 2001 Market Street, Suite 3400 Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513 — Facsimile	Gregg Noel, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000 (213) 687-5600 — Facsimile

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The sole purpose of this amendment is to file Exhibit 5.1 to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 19th day of July, 2017.

OSPREY ENERGY ACQUISITION CORP.

By:	/s/ Jonathan Z. Cohen
Name:	Jonathan Z. Cohen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jonathan Z. Cohen	Chief Executive Officer and Director	July 19, 2017
Jonathan Z. Cohen	(principal executive officer)

*	Chief Financial Officer, Chief Legal Officer and Secretary	July 19, 2017
Jeffrey F. Brotman	(principal financial officer and principal accounting officer)

*	Executive Chairman of the Board of Directors	July 19, 2017
Edward E. Cohen

*	President and Director	July 19, 2017
Daniel C. Herz

*By:	/s/ Jonathan Z. Cohen
Jonathan Z. Cohen
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1(a)	Certificate of Incorporation.*
3.1(b)	Certificate of Amendment to Certificate of Incorporation.*
3.1(c)	Certificate of Amendment No. 2 to Certificate of Incorporation.*
3.1(d)	Form of Amended and Restated Certificate of Incorporation.*
3.2(a)	Bylaws.*
3.2(b)	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ledgewood, P.C.**
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration Rights Agreement among the Registrant and security holders.*
10.3	Form of Private Placement Warrants Purchase Agreement with Osprey Sponsor, LLC.*
10.4	Form of Letter Agreement among the Registrant and its officers, directors and Osprey Sponsor, LLC.*
10.5	Form of Indemnity Agreement.*
10.6	Promissory Note for expenses prior to initial public offering expenses from Osprey Sponsor, LLC to Registrant.*
14.1	Form of Code of Business Conduct and Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Ledgewood, P.C. (included in Exhibit 5.1).**
24.1	Powers of Attorney (included on signature page of the Registration Statement).*
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of Brian Frank*

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*	Previously filed.
**	Filed herewith.